CONSENT OF

INDEPENDENT ACCOUNTANTS



Metropolitan Mortgage & Securities Co., Inc.
Spokane, Washington

	We  consent to the inclusion in this Registration Statement on Form
S-2 (File No.  33-      ) of our report, which includes an explanatory
paragraph describing changes in the methods of accounting for investments in certain debt and equity securities, repossessed real property and income taxes in fiscal 1993, dated November 20, 1995 on our audit of the consolidated financial statements of Metropolitan
Mortgage & Securities Co., Inc. and subsidiaries.

	We also consent to the reference to our firm under the caption
"Experts".


	/s/ COOPERS & LYBRAND L.L.P.



COOPERS & LYBRAND L.L.P.


Spokane, Washington
January 16, 1996